UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

THE O’GARA GROUP, INC.
(Exact name of registrant as specified in its charter)

Ohio	20-2790142
(State of incorporation	(I.R.S. employer
or organization)	identification no.)
7870 East Kemper Road, Suite 460
Cincinnati, OH 45249
(Address and zip code of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, no par value	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-153161
Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE

Item 1. Description of Registrant’s Securities to be Registered.
     The description of the registrant’s Common Stock, no par value per share, set forth under the caption “Description of Capital Stock — Common Stock” in the registrant’s Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission (File No. 333-153161) on August 22, 2008 (including any subsequent amendments, the “Registration Statement”) is incorporated herein by reference. The prospectus to be filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, shall be deemed to be incorporated by reference into this registration statement.
Item 2. Exhibits.
Not applicable.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE O’GARA GROUP, INC.
By:	/s/ Wilfred T. O’Gara
Name:	Wilfred T. O’Gara
Title:	President and Chief Executive Officer

Date: February 10, 2009